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                                                                 Exhibit (10)(w)

                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                   -------------------------------------------

         THIS AGREEMENT entered into as of the 31st day of March, 1999, by and between Cold Metal Products, Inc. (the "Company") and R. Quintus Anderson (the "Executive"), recites as a preamble the following:

         I. The Executive has served as Chairman and director of the Company from its inception; and

         II. Each party desires that the Company make suitable provisions for the retirement income of the Executive.

         NOW, THEREFORE, in view of the premises and in consideration of the agreements and mutual covenants herein contained, the parties hereto agree as follows:

         1. Supplemental Retirement Benefit.
            --------------------------------

         The Company shall pay to the Executive, beginning after his retirement date, a supplemental retirement benefit as provided herein. For purposes of this Agreement, the Executive's "retirement date" means March 31, 1999.

         2. Form of Supplemental Retirement Benefit.
            ----------------------------------------

         The supplemental retirement benefit payable hereunder shall be a monthly benefit payable to the Executive over a period of fifteen (15) years. The first monthly payment shall be made as of May 15, 1999, and the last monthly payment shall be made as of the 180th month thereafter or, if earlier, the month in which the Executive dies.

         3. Amount of Supplemental Retirement Benefit.
            ------------------------------------------

         The monthly amount of the supplemental retirement benefit shall be the amount payable under a hypothetical variable annuity having the following characteristics:

         (a) Front-end design with initial, one-time premium of $500,000;

         (b) payments over a fixed 15-year term, commencing immediately; and

         (c) investment in a balanced fund.

It is anticipated that the first monthly payment will be approximately $3,900, and that subsequent monthly payments will vary with market conditions.

         4. Death Benefit.
            --------------

         If the Executive shall die at any time during the 15 year period referred to in paragraph 2, the Company shall pay a death benefit to his surviving spouse, if any, equal to the amount that would be payable to a surviving spouse as a death benefit under the hypothetical annuity described in paragraph 3. If there is no surviving spouse, the Company shall pay the amount referred to in the preceding sentence to the estate of the Executive.




         5. Payment of Supplemental Retirement Benefit.
            -------------------------------------------

         The supplemental retirement benefit and the death benefit payable under this Agreement shall not be prefunded; but the same shall be payable by the Company out of its general assets as and when they become due as provided herein. If the Company chooses to set aside funds to help meet its obligations hereunder, the Executive's interest in his benefits under this Agreement, and the interest of his surviving spouse and estate, shall nevertheless not be greater than that of an


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unsecured creditor of the Company. Nothing contained in this Agreement or relating thereto shall constitute a guarantee by the Company or any other person that the assets of the Company will be sufficient to pay any benefit hereunder.

         6. Miscellaneous.
            --------------

        (a) This Agreement shall continue in full force and effect until all monthly payments payable under paragraph 2 and/or paragraph 4, as the case may be, have been paid.

         (b) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

         (c) The titles to paragraphs of this Agreement are for convenience of reference and in case of any conflict the text of the Agreement, rather than such titles, shall control.

         (d) Any notice of other communication required or permitted hereunder shall be in writing and shall be effectively given if sent by registered mail, postage prepaid, addressed:

                  (i)   if to the Executive, to:  R. Quintus Anderson
                                                       65 East Terrace Avenue
                                                       Lakewood, NY 14750

                  (ii)  if to the Company, to:    Cold Metal Products, Inc.
                                                       8526 South Avenue
                                                       Youngstown, OH 44514
                                                       ATTENTION:  President

or to such other address or addresses as may be notified by either party to the other pursuant to the foregoing provisions, and any such notice or communication sent by mail as aforesaid shall be deemed to have been given two (2) business days after the date of mailing, except any notice of change of address which shall be effective only upon receipt.

         (e) This Agreement constitutes the entire Agreement between the Company and the Executive with respect to the matters covered herein and no other agreements nor representations have been made in respect thereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Executive, his surviving spouse and their respective heirs and personal representatives, and on the Company, its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
                                            COLD METAL PRODUCTS, INC.

                                            By:  /s/ Heidi A. Nauleau
                                                 -----------------------------
                                                 Heidi A. Nauleau, Chairman

                                                /s/ R. Quintus Anderson
                                                ------------------------------
                                                R. Quintus Anderson